UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2020

MAJESCO

(Exact Name of Registrant as Specified in its Charter)

California	001-37466	77-0309142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

412 Mount Kemble Ave, Suite 110C, Morristown, NJ 07960

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (973) 461-5200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.002 par value	MJCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On July 20, 2020, Majesco (the “Company” or “Majesco”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with two entities affiliated with Thoma Bravo, L.P., Magic Intermediate, LLC (“Parent”) and Magic Merger Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary of Parent. The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving as the surviving corporation (the “Surviving Corporation”) and wholly-owned subsidiary of Parent.

The Merger Agreement and the transactions contemplated thereby were approved by the board of directors of the Company, by the board of directors of Merger Sub, and by Parent, as the sole shareholder of Merger Sub. In addition, the board of directors of Majesco Limited, a public limited company domiciled in India which owns 74.2% of the outstanding common stock, par value $0.002 per share (“Common Stock”), of the Company as of July 20, 2020, approved the divestment of Majesco Limited’s shares of Common Stock for the consideration provided in the Merger Agreement (the “Divestment”).

Upon the consummation of the Merger (the “Effective Time”):

•	each share of Common Stock issued and outstanding immediately prior to the Effective Time, other than then Excluded Shares (as defined in the Merger Agreement), will be converted into the right to receive $13.10 per share, subject to any required withholding of Taxes (as defined in the Merger Agreement) (the “Merger Consideration”),
•	each vested and unvested option issued and outstanding immediately prior to the Effective Time, will be converted into the right to receive an amount in cash, equal to the product of the number of shares of Common Stock subject to such options multiplied by the excess, if any, of the Merger Consideration over the exercise price per share of such option (less applicable Taxes),
•	each vested restricted stock unit (“RSU”) issued and outstanding immediately prior to the Effective Time, will be converted into the right to receive an amount in cash, equal to the product of the number of shares of Common Stock subject to such RSU multiplied by the Merger Consideration (less applicable Taxes), and
•	each unvested RSU issued and outstanding immediately prior to the Effective Time, will be cancelled and replaced with a right to receive an amount in cash, equal to the number of shares of Common Stock subject to such RSU multiplied by the Merger Consideration (less applicable Taxes) (the “Cash Amount”), which Cash Amount will be subject to the holder’s continued service with Parent and its affiliates through the applicable vesting dates, except that such amounts will immediately vest upon termination of employment by the Company without Cause (as defined in the Majesco 2015 Equity Incentive Plan, as amended) or resignation for Good Reason (as defined in the Merger Agreement).

Support Agreement

Pursuant to the Merger Agreement, Majesco Limited entered into a support agreement (the “Support Agreement”) dated as of July 20, 2020 (the “Support Agreement Effective Date”) pursuant to which Majesco Limited has agreed, upon the terms and subject to the conditions set forth therein, to, among other things, issue notice (the “Postal Ballot Notice”) through postal ballot (“Postal Ballot”) to its members for their approval of the Divestment (the “Limited Shareholder Approval”). Furthermore, Majesco Limited has agreed to deliver the Written Consent (as defined in the Merger Agreement) within one Business Day following the publication through the stock exchange in India of the Limited Shareholder Approval.

Subject to receipt of the Limited Shareholder Approval, at any meeting of the shareholders of the Company, Majesco Limited agreed to cause its shares to be voted in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby (the “Transactions”) and against: (1) any other Acquisition Proposal (as defined in the Merger Agreement) or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, prevent, interfere or materially delay or effect the consummation of the Merger and the other Transactions, (2) any action that is intended to, or would reasonably be expected to, result in a material breach of or failure to perform any representation, warranty, covenant or agreement of the Company under the Merger Agreement that would result in any of the closing conditions set forth in the Merger Agreement not being satisfied, (3) any action that would prevent, interfere or materially delay or that is intended to, or would reasonably be expected to prevent, interfere or materially delay, or the consummation of the Merger and the other Transactions or (4) any change in any manner to the voting rights of any shareholders of the Company. Majesco Limited also agreed not to commence or join in, and to take all actions necessary to opt out of any class in any class action with respect to, any Transaction Litigation (as defined in the Merger Agreement) related to the Merger. Majesco Limited has further agreed not to, without the prior written consent of Parent, Transfer (as defined in the Support Agreement) or consent to any Transfer of any or all of its shares in Majesco, (ii) grant any proxy, power-of-attorney or other authorization or consent or execute any agreement, arrangement, commitment or undertaking, whether or not in writing in or with respect to any or all of its shares in Majesco (other than the Written Consent or any proxy, power-of-attorney or other authorization or consent executed and delivered for the benefit of Parent in accordance with the Merger Agreement and the Support Agreement) or (iii) deposit any or all of its shares in Majesco into a voting trust or enter into a voting agreement or other arrangement with respect to any or all of its shares in Majesco.

Pursuant to the Support Agreement, Majesco Limited has agreed to provide certain transition services to Majesco Software and Solutions India Private Limited, a subsidiary of Majesco (“MSSIPL”), for a period of six months following the closing of the Merger (the “Initial Term”). Specifically, Majesco Limited shall provide, among other services, (i) the services of certain employees of Majesco to MSSIPL including those services provided pursuant to the Cost Sharing Agreement by and between Majesco Limited and MSSIPL dated April 1, 2019 (the “Personnel Services”) and (ii) at cost, all reasonable support to either transfer any existing insurance plans held by Majesco Limited and relied upon by the Company and its subsidiaries or for the Company or its subsidiaries to establish replacement insurance plans (collectively, the “Transition Services”). The Company (or MSSIPL, at the Company’s election) shall pay Majesco Limited $48,326 per month for the Personnel Services. The Company may, upon written notice to Majesco Limited, extend the Initial Term for two additional one month periods. Furthermore, the Company may terminate the provision of any Transition Service upon 15 days prior written notice to Majesco Limited.

Furthermore, pursuant to the Support Agreement, to the extent Majesco Limited owns any Intellectual Property (as defined in the Support Agreement) related to the Company or its subsidiaries’ businesses, Majesco Limited shall assign and convey to the Company all right, title and interest in and to such Intellectual Property. Effective as of the closing date of the Merger and subject to certain exceptions, the parties to the Support Agreement agree to terminate all Contracts (as defined in the Merger Agreement) between Majesco Limited, on the one hand, and the Company or any of its subsidiaries, on the other hand.

The Support Agreement shall terminate upon the earliest of (i) mutual written agreement of the parties to the Support Agreement, (ii) the closing of the Merger or (iii) the valid termination of the Merger Agreement pursuant to its terms.

A copy of the Support Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Support Agreement is qualified in its entirety by reference to the full text of the Support Agreement.

Promoter Support Agreement

On July 20, 2020, the Company entered into a Promoter Support Agreement (the “Promoter Support Agreement”) with Majesco Limited, Parent and the Promoter Group (as defined in the Promoter Support Agreement) pursuant to which, upon receipt of the Postal Ballot Notice, each Promoter (as defined in the Promoter Support Agreement) shall promptly, but in no event later than 30 calendar days from the date of such notice, in his or its capacity as a shareholder of Majesco Limited, and to the fullest extent of his or its shareholding or voting rights in Majesco Limited issue his or its unconditional and irrevocable assent to the Divestment. In the event that approval of the Divestment is sought in a general meeting of Majesco Limited, each Promoter shall, in his or its capacity as a shareholder of Majesco Limited, and to the fullest extent of his or its shareholding or voting rights in Majesco Limited (i) be present, and remain present, at such meeting for the purposes of constituting and maintaining quorum and (ii) shall utilize all his or its voting rights in Majesco Limited to unconditionally and irrevocably approve, adopt and consent to Merger and the Divestment. In addition, except as expressly permitted by the Promoter Support Agreement or the Merger Agreement, the Promoters agreed not to consent to the direct or indirect disposal of the shares of Majesco by Majesco Limited. The Promoters also agreed until the completion of the Merger and the Transactions contemplated thereby, or, if earlier, the Termination Date (as defined below), not to, directly or indirectly (i) dispose of, or Transfer (as defined in the Promoter Support Agreement), or consent to dispose of or Transfer, any or all of his, her or its shares in Majesco Limited; (ii) grant any proxy, power-of-attorney or other authorization or consent or execute any agreement, arrangement, commitment or undertaking, whether or not in writing, in or with respect to any or all of the shares or voting rights held by the Promoter in Majesco Limited (other than as contemplated by the Promoter Support Agreement) or (iii) deposit any or all of the shares or the voting rights held by any Promoter into a voting trust or enter into a voting/vote pooling agreement or arrangement with respect to any or all of the shares or voting rights held by any such Promoter in Majesco Limited. The term of the Promoter Support Agreement shall immediately terminate upon the earliest of (i) the mutual written agreement of the parties to such agreement, (ii) the consummation of Merger or (iii) the date of termination of the Merger Agreement (the “Termination Date”). The Promoters Group collectively owns 10,442,544 shares of Majesco Limited representing approximately 36.33% of the outstanding shares of Majesco Limited.

A copy of the Promoter Support Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Promoter Support Agreement is qualified in its entirety by reference to the full text of the Promoter Support Agreement.

Limited Guaranty

On July 20, 2020, Thoma Bravo Discover Fund II, L.P., Thoma Bravo Discover Fund II-A, L.P. and Thoma Bravo Discover Executive Fund II, L.P. (each, a “Guarantor” and, collectively, the “Guarantors”) entered into a Limited Guaranty (the “Guaranty”) with the Company pursuant to which, among other things, each such Guarantor has unconditionally agreed to guarantee, on a several and not joint basis, subject to the terms and conditions set forth in the Guaranty, its pro rata portion of the obligations of Parent to pay the $41,563,700 termination fee (the “Parent Termination Fee”) and the expense reimbursement obligations of Parent set forth in the Merger Agreement (in any event other than payment of the Merger Consideration), up to a maximum amount equal to each such Guarantor’s respective pro rata portion of the Parent Termination Fee; provided, however, the maximum aggregate liability of the Guarantors shall not exceed $42,563,701.75.

A copy of the Guaranty is attached hereto as Exhibit 10.3 and is incorporated herein by reference. The foregoing description of the Guaranty is qualified in its entirety by reference to the full text of the Guaranty.

Governance Matters

The Merger Agreement provides, among other things, as of the Effective Time, that the directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation, and the officers of Majesco shall be the officers of the Surviving Corporation. In addition, at the Effective Time, the bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, and the articles of incorporation of the Surviving Corporation shall be amended and restated in its entirety as provided in the Merger Agreement.

Conditions

The consummation of the Merger is subject to certain customary conditions, including, but not limited to, obtaining the Limited Shareholder Approval and delivery of the Written Consent, obtaining all requisite regulatory approvals under applicable laws, including antitrust laws, a No Objection Certificate (as defined in the Merger Agreement) from the Indian Tax Authority, obtaining the consent of the Reserve Bank of India, and terminating certain intercompany contracts between Majesco and Majesco Limited. The obligation of each of the Company, Parent and Merger Sub to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality qualifications, including qualifications with respect to a Material Adverse Effect (as defined in the Merger Agreement)). The obligation of Parent and Merger Sub to consummate the Merger is conditioned upon there having been no Material Adverse Effect (as defined in the Merger Agreement) with respect of the Company and its subsidiaries.

The consummation of the Merger is not subject to a financing condition though Parent will be using equity and debt financing to fund the Merger Consideration.

Pursuant to the terms of the Merger Agreement, each of the Company and Parent are required to use reasonable best efforts to consummate the Merger.

Termination and Termination Fee

The Merger Agreement contains certain termination rights for both the Company and Parent, including that either the Company or Parent may terminate the Merger Agreement if the Merger has not been consummated by January 20, 2021. The Merger Agreement also provides that, upon the termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $20,781,850 (the “Company Termination Fee”) or reimburse Parent for up to $2,000,000 of Parent’s expenses (which would be credited against any future payment of the Company Termination Fee) or, alternatively, that Parent will be required to pay the Company the Parent Termination Fee.

Indemnification Agreement

On July 20, 2020, the Company entered into an indemnification agreement (the “Indemnification Agreement”) with Majesco Limited pursuant to which Majesco Limited agreed to reimburse, indemnify and hold the Company harmless from and against any and all costs or disbursements incurred by the Company in the event that the Merger Agreement is terminated by the Parent and Merger Sub due to (i) the failure of Majesco Limited to complete the Postal Ballot by August 25, 2020 or Majesco Limited’s failure to make voting results of the Postal Ballot publicly available to its shareholders through the stock exchange in India as soon as practical and in no event later than 24 hours following the date of receipt by Majesco Limited from the scrutinizer of the voting results of the Postal Ballot (collectively, the “Majesco Limited Beach”); and (ii) following the execution of the Merger Agreement and prior to the termination of the Merger Agreement as a result of the Majesco Limited Breach, a bona fide Principal Stockholder Acquisition Proposal (as defined in the Merger Agreement) has been made to Majesco Limited; and (iii) within twelve months after such termination, Majesco Limited enters into a definitive transaction agreement with respect to such Principal Stockholder Acquisition Proposal. For the avoidance of doubt, Majesco Limited shall be obligated to reimburse, indemnify and hold the Company harmless only if all three conditions set forth in (i), (ii) and (iii) above are satisfied.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, which is filed as Exhibit 10.4 hereto and is incorporated herein by reference.

Representations, Warranties and Covenants

The Merger Agreement contains representations and warranties and covenants customary for a transaction of this nature, including, among other things, covenants by the Company and Parent to conduct their respective businesses in the ordinary course during the period between the execution of the Merger Agreement and the consummation of the Merger.

No Shop Provisions

The Merger Agreement requires that the Company not solicit proposals relating to alternative transactions and not enter into discussions concerning or provide confidential information in connection with alternative transactions. These restrictions are subject to a "fiduciary out" provision that allows the Company under certain limited circumstances to provide information to, participate in negotiations and discussions with, and enter into an alternative transaction with a third party and/or to make a recommendation change adverse to the Merger, which may result in payment of a termination fee as described above.

Delisting and Registration

In connection with the consummation of the Merger, the Company will request that Nasdaq file with the SEC a notification on Form 25 to delist its Common Stock from listing on The Nasdaq Global Stock Market and deregister its shares of Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, following the filing of the Form 25, the Company intends to file with the SEC a Form 15 under the Exchange Act requesting the deregistration of the shares of its Common Stock and the suspension of the Company's reporting obligations under Section 13 and 15(d) of the Exchange Act.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Important Statement regarding the Merger Agreement.

The Merger Agreement has been included to provide investors with information regarding terms of the transaction contemplated by the Merger Agreement. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations, qualifications or other particulars agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.03	Material Modification to Rights of Security Holders.

See Item 1.01. Under the Merger Agreement, the Company’s ability to pay dividends prior to the closing of the Merger is restricted.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 19, 2020, the Company entered into a bonus letter (the “Bonus Letter”) with Adam Elster, the Company’s Chief Executive Officer, pursuant to which Mr. Elster shall receive a $3.5 million retention bonus (the “Retention Bonus”) payable as follows: $2.8 million upon consummation of the Merger and $700,000 (the “Remaining Payment”) one year following the consummation of the Merger, in each case subject to Mr. Elster’s continuous employment through the applicable payment date. Notwithstanding the foregoing, if prior to the payment of the Remaining Payment, but after the closing of the Merger, Mr. Elster’s employment is terminated by the Company without Cause or by Mr. Elster for Good Reason, as such terms are defined in the Offer of Employment between the Company and Mr. Elster dated September 20, 2018 (the “Offer Letter”), he will be entitled to receive the Remaining Payment within 60 days of such termination. Furthermore, as consideration for receipt of the Retention Bonus, Mr. Elster agreed, (a) subject to the occurrence of the closing of the Merger, to no longer be entitled to receive any grants of Annual RSUs (as such term is defined in Offer Letter) and no longer be entitled to receive any grants of Annual RSUs for any period of time preceding the date of the Bonus Letter; (b) Good Reason, shall not be triggered, and Mr. Elster shall have no right to terminate his employment for Good Reason, as a result of the potential changes to his duties, authority and responsibilities solely due to the Company no longer being publicly traded as a result of the consummation of the Merger; and (c) to extend the post-employment-termination non-competition restriction period contained in the Offer Letter to run for a period of twelve months after termination of employment plus the number of full months (if positive) between Mr. Elster's termination date and the first anniversary of the consummation of the Merger.

In addition, on July 17, 2020, the Company entered into an expense reimbursement agreement (the “Expense Reimbursement Agreement”) with Prateek Kumar pursuant to which the Company shall reimburse Mr. Kumar $100,000 as a one-time payment in full satisfaction of the reimbursement of all past expenses incurred by Mr. Kumar prior to August 31, 2019. Furthermore, pursuant to the Expense Reimbursement Agreement, Mr. Kumar has agreed to release the Company from any and all claims, causes of actions, suits and other obligations related to the reimbursement of expenses incurred by Mr. Kumar prior to August 31, 2019.

The foregoing descriptions of the Bonus Letter and Expense Reimbursement Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Bonus Letter and Expense Reimbursement Agreement, which are filed as Exhibit 10.5 and 10.6, respectively, hereto and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this report.

Exhibit No.

2.1†	Agreement and Plan of Merger, dated as of July 20, 2020, by and among Majesco, Magic Intermediate, LLC, and Magic Merger Sub, Inc.

10.1	Support Agreement, dated July 20, 2020, by and among Majesco, Majesco Limited, Magic Intermediate, LLC and Magic Merger Sub, Inc.

10.2†	Support Agreement, dated July 20, 2020, by and among Majesco, Majesco Limited, Magic Intermediate, LLC and the Promoters named therein

10.3	Limited Guaranty, dated as of July 20, 2020, by and among Thoma Bravo Discover Fund II, L.P., Thoma Bravo Discover Fund II-A, L.P. and Thoma Bravo Discover Executive Fund II, L.P. in favor of the Company

10.4	Indemnification Agreement, dated as of July 20, 2020, by and between Majesco and Majesco Limited dated July 20, 2020

10.5+	Bonus Letter, dated as of July 19, 2020, by and between the Company and Adam Elster

10.6+	Expense Reimbursement Agreement, dated as of July 17, 2020, by and between the Company and Prateek Kumar

† Schedules have been omitted pursuant to Item 601(b)(2) or Item 601(b)(10)(iv) of Regulation S-K. Majesco hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

+ Denotes a management contract or compensatory plan.

Cautionary Language Concerning Forward-Looking Statements

This report contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Majesco’s reports that it files from time to time with the SEC and which you should review, including those statements under “Item 1A – Risk Factors” in Majesco’s Annual Report on Form 10-K, as amended by its Quarterly Reports on Form 10-Q.

Important factors that could cause actual results to differ materially from those described in forward-looking statements contained in this report include, but are not limited to: the incurrence of unexpected costs, liabilities or delays relating to the Merger; the failure to satisfy the conditions to the Merger, including regulatory approvals; and the failure to obtain approval of the Merger by the shareholders of Majesco Limited.

These forward-looking statements should not be relied upon as predictions of future events and Majesco cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by Majesco or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of report. Majesco disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this report or to reflect the occurrence of unanticipated events, except as required by law.

Important Additional Information:

In connection with the proposed Merger, Majesco will file a consent solicitation statement and other relevant documents concerning the proposed Merger with the SEC. The consent solicitation statement and other materials filed with the SEC will contain important information regarding the Merger, including, among other things, the recommendation of Majesco's board of directors with respect to the Merger. SHAREHOLDERS ARE URGED TO READ THE CONSENT SOLICITATION STATEMENT AND OTHER CONSENT MATERIALS THAT MAJESCO FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS. You will be able to obtain the consent solicitation statement, as well as other filings containing information about Majesco, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the consent solicitation statement and other filings made by Majesco with the SEC can also be obtained, free of charge, by directing a request to Majesco, 412 Mount Kemble Ave., Suite 110C, Morristown, NJ 07960, Attention: Corporate Secretary.

Participants in the Solicitation:

Majesco and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of consents from Majesco’s shareholders with respect to the proposed Merger. Information regarding the executive officers and directors of Majesco and their respective ownership of Majesco Common Stock is included in the Proxy Statement for Majesco’s 2019 Annual Meeting of Stockholders (the “2019 Proxy Statement”), filed with the SEC on July 26, 2019, and in Current Reports on Form 8-K filed with the SEC on September 10, 2019 and on July 13, 2020. To the extent that holdings of Majesco’s securities have changed since the amounts printed in the 2019 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the consent solicitation statement and other materials to be filed with SEC in connection with the proposed Merger.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESCO

Date: July 21, 2020	By:	/s/ Adam Elster
Adam Elster, Chief Executive Officer